Exhibit 99.1
First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
First Industrial Realty Trust Reports
Third Quarter Results
Funds From Operations of $0.95 Per Share
At Upper End of Guidance Range
•	Improved Occupancy to 91.6%, Tenth Consecutive Increase

•	Closed New $1 Billion Joint Venture (FirstCal 2) With California State Teachers Retirement System (CAlSTRS) – Second JV Formed in 2005

•	Investment Pipeline Is Approximately $1 Billion
CHICAGO, October 27, 2005 – First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced results for the quarter ended September 30, 2005. Diluted net income available to common stockholders per share (EPS) was $0.50, compared to $0.82 in third quarter 2004. Net income available to common stockholders in the quarter was $21.2 million, compared to $33.5 million in third quarter 2004. For the nine months ended September 30, 2005, EPS was $1.29, compared to $1.75 a year ago.
“Strong third quarter results reflect the investments we have been making in our business and the successful execution of our strategic plans that are centered on accelerating growth,” said Mike Brennan, president and chief executive officer. “As previously planned, we established a core joint venture, FirstCal 2, which acquired a $1 billion multi-market industrial portfolio. This is the second joint venture that we formed with CalSTRS this year. In addition, we expanded our national platform by investing in new markets and employees.”
Third quarter 2005 highlights are provided below:
Portfolio Performance for On Balance Sheet Properties
•	Occupancy grew to 91.6%, up from 91.1% at June 30, 2005

•	Tenants were retained in 65.6% of the square footage up for renewal

•	Leased 5.6 million square feet

•	Same property net operating income (NOI) improved to –0.1% from -2.3% in second quarter 2005
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Third Quarter 2005 On Balance Sheet and Joint Venture Transaction Activity

Balance Sheet Investment/Disposition Activity		(in millions)

Property Acquisitions (Excluding Land)		$175.4
Square Feet	4.9 million
Stabilized Weighted Average Capitalization Rate	8.8%
Developments Placed In Service		$23.7
Square Feet	0.5 million
Expected Weighted Average First-Year Stabilized Yield	9.7%
Land Acquisitions		$0.6

Total Property Investment		$199.7

Property Sales (Excluding Land)		$175.9
Square Feet	3.6 million
Weighted Average Capitalization Rate	7.1%
Land Sales		2.7

Total Property Sales		$178.6

Joint Venture Investment/Disposition Activity

Joint Venture Investments
FirstCal Industrial 1 (Development/Repositioning)		$117.4
FirstCal Industrial 2 (Core)		983.0
KFH II (Net Lease)		22.0

Total		$1,122.4

Joint Venture Dispositions
FirstCal Industrial 1 (Development/Repositioning)		$24.4

“The investments we have made in our platform and our people drove our record investment activity in the third quarter and we now own and manage more than 100 million square feet of industrial space,” said Johannson Yap, chief investment officer. “Our strategic investments in our infrastructure have also driven our investment pipeline for both on balance sheet and joint ventures to approximately $1 billion.”
Acquisitions on balance sheet during the quarter included a 2.4 million square foot portfolio from Principal Real Estate Investors for $101 million. Investments made on behalf of FirstCal 1, a joint venture formed between First Industrial and the California State Teachers Retirement System (CalSTRS), were made in two of First Industrial’s newest markets, Northern California and Southern Florida.
First Industrial’s build-to-suit developments in process include Solo Cup Company (1.3 million square feet), Libbey Inc. (646,000 square feet), Pier 1 Imports (451,000 square feet), Staples, Inc. (400,000 square feet), Walgreen Co. (200,000 square feet) and Mary Kay Inc. (135,000 square feet).
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Solid Financial Position
•	Fixed-charge coverage was 2.7 times and interest coverage was 3.0 times.

•	97% of real estate assets are unencumbered by mortgages.

•	Weighted average maturity of permanent debt at the end of the quarter was 8.6 years, one of the longest in the REIT industry.

•	100% of the Company’s permanent debt is fixed rate.
“Joint ventures are an important part of our growth strategy, and provide us with a significant and growing income stream,” said Mike Havala, chief financial officer. “In March of this year we established the $950 million development/repositioning joint venture with CalSTRS, and in September we created a core joint venture with CalSTRS and closed on a $1 billion portfolio acquisition.”
Supplemental Reporting Measure
Third quarter FFO per share/unit on a diluted basis was $0.95, compared to $1.22 per share/unit on a diluted basis for the same quarter in 2004. For the nine months ended September 30, 2005, FFO per share/unit was $2.62 per share compared with $2.70 per share a year ago.
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
The National Associations of Real Estate Investment Trust (“NAREIT”) has provided a recommendation on how real estate investment trusts (REITs) should define funds from operations (“FFO”). NAREIT suggests that FFO be defined as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT has also clarified that non-recurring charges and gains should be included in FFO. Importantly, as part of its guidance concerning FFO, NAREIT has stated that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs.
First Industrial calculates FFO to include all cash gains and losses on all industrial property sales whether depreciation is or is not accumulated under the GAAP accounting rules. The Company believes that FFO inclusive of all cash gains and losses is a better performance measure because it reflects all the activities of the Company and better reflects the Company’s strategy, which includes investing in real estate; adding value through redevelopment, leasing and repositioning; and then selling the improved real estate in order to maximize investment returns.
The Company provides additional disclosure on net economic gains in its quarterly supplemental.
Outlook for 2005 and 2006
Mr. Brennan stated, “Demand for industrial real estate is strengthening, as end-users and investors continue to seek quality industrial properties. We are positioned to meet this demand through our growing portfolio, our development capabilities, and our ability to source suitable investments through our national platform and local market expertise.”
“Full-year 2005 FFO per share/unit is expected to be between $3.55 and $3.65, and full-year 2005 EPS between $1.75 and $1.85. Investment volume for 2005, which includes both new developments and acquisitions, is assumed to be approximately $750 million to $850 million with an 8.5% to 9.5%
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average cap rate. Sales volume in 2005 is assumed to be approximately $700 million to $800 million with a 7.5% to 8.5% average cap rate, with book gains from property sales/fees of between $129 million and $135 million. Our assumption for net economic gains for on balance sheet transactions in 2005 is between $92 million and $98 million. Our estimate for fourth quarter 2005 FFO per share/unit is in the range of $0.93 to $1.03.”
Our assumption for First Industrial’s FFO from joint ventures in 2005 is between $12 million and $16 million, which includes fees, incentive payments, the prorata share of operations, and net economic gains. Total joint venture investment for 2005, including both new developments and acquisitions, is assumed to be $1.5 billion to $1.6 billion. Joint venture sales volume in 2005 is assumed to be approximately $150 million to $200 million.

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	4Q 2005	4Q 2005	Guidance for 2005	Guidance for 2005
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)

Net Income Available to Common Stockholders	$0.46	$0.56	$1.75	$1.85
Add: Real Estate Depreciation/Amortization	$0.70	$0.70	2.55	2.55
Less: Accumulated Depreciation/Amortization on Real Estate Sold	$(0.23)	$(0.23)	(0.75)	(0.75)

FFO	$0.93	$1.03	$3.55	$3.65

Mr. Brennan added, “First Industrial’s guidance for 2006 FFO per share/unit is in the range of $3.90 to $4.10, and 2006 EPS is between $2.20 and $2.40. On balance sheet investment volume assumptions for 2006, which include both new developments and acquisitions, range from $600 million to $700 million with an 8.5% to 9.5% average cap rate. On balance sheet sales volume in 2006 is assumed to be approximately $600 million to $700 million with a 7.5% to 8.5% average cap rate, with book gains from property sales/fees of between $145 million and $155 million. Our assumption for net economic gains for on balance sheet transactions in 2006 is between $100 million and $110 million.
Our assumption for First Industrial’s FFO from joint ventures in 2006 is between $30 million and $35 million, which includes fees, incentive payments and the prorata share of operations and net economic gain. Joint venture investment volume assumptions for 2006, which include both new developments and acquisitions, range from $800 million to $900 million. Joint venture sales volume in 2006 is assumed to be approximately $450 million to $550 million.”

	Low End of Guidance for 2006	High End of Guidance for 2006
	(Per share/unit)	(Per share/unit)

Net Income Available to Common Stockholders	$2.20	$2.40
Add: Real Estate Depreciation/Amortization	2.60	2.60
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.90)	(0.90)

FFO	$3.90	$4.10

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2005 or 2006. However, I believe that First Industrial has the proper strategy, infrastructure, and capabilities to deliver such results.”
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First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development more than 100 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.
This press release contains forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 12:00 p.m. Central time, 1:00 p.m. Eastern time, on Thursday, October 27, 2005. The call-in number is (800) 865-4460 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. Replay will also be available on the web site.
The Company’s third quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Sr. Manager, Investor Relations and Corporate Communications
312-344-4320

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Nine Months Ended
		Restated(e)		Restated(e)
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
Statement of Operations and Other Data:
Total Revenues	$101,826	$74,719	$269,334	$222,281

Property Expenses	(31,597)	(25,529)	(90,375)	(76,160)
Build to Suit For Sale Costs	(10,455)	—	(10,455)	—
General & Administrative Expense	(15,382)	(11,190)	(38,875)	(28,078)
Amortization of Deferred Financing Costs	(541)	(511)	(1,560)	(1,421)
Depreciation of Corporate F,F&E	(343)	(325)	(1,000)	(965)
Depreciation and Amortization of Real Estate	(32,449)	(22,443)	(86,200)	(64,390)

Total Expenses	(90,767)	(59,998)	(228,465)	(171,014)

Interest Income	219	1,274	1,056	2,852
Interest Expense	(27,413)	(25,733)	(79,106)	(73,289)
Gain from the Early Retirement of Debt	82	—	82	—
Mark-to-Market / Gain on Settlement of Interest Rate Protection Agreement (a)	1,212	—	749	1,450

Loss from Continuing Operations Before Income Tax Benefit, Equity in Net Income of Joint Ventures and Income Allocated to Minority Interest	(14,841)	(9,738)	(36,350)	(17,720)

Equity in Net Income of Joint Ventures (b)	3,978	36,763	3,758	37,309
Income Tax Benefit	3,107	838	7,222	3,209
Minority Interest Allocable to Continuing Operations	1,326	(3,481)	4,206	(417)

(Loss) Income from Continuing Operations	(6,430)	24,382	(21,164)	22,381

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $38,522 and $10,610 for the Three Months Ended September 30, 2005 and 2004, respectively and $85,738 and $66,093 for the Nine Months Ended September 30, 2005 and 2004, respectively (c))	39,634	14,406	91,211	79,440
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $6,468 and $1,738 for the Three Months Ended September 30, 2005 and 2004, respectively and $12,210 and $5,464 for the Nine Months Ended September 30, 2005 and 2004, respectively)	(6,625)	(2,333)	(13,083)	(7,119)
Minority Interest Allocable to Discontinued Operations (c)	(4,361)	(1,653)	(10,266)	(10,053)

Income Before Gain on Sale of Real Estate	22,218	34,802	46,698	84,649

Gain on Sale of Real Estate	2,613	2,913	27,329	9,496
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(1,143)	(964)	(10,128)	(2,395)
Minority Interest Allocable to Gain on Sale of Real Estate	(194)	(267)	(2,260)	(987)

Net Income	23,494	36,484	61,639	90,763

Preferred Dividends	(2,310)	(2,344)	(6,930)	(12,178)
Redemption of Preferred Stock	—	(600)	—	(7,959)

Net Income Available to Common Stockholders	$21,184	$33,540	$54,709	$70,626

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$21,184	$33,540	$54,709	$70,626

Add: Depreciation and Amortization of Real Estate	32,449	22,443	86,200	64,390
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	628	2,056	3,886	7,515
Add: Income Allocated to Minority Interest	3,229	5,401	8,320	11,457
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	791	2,677	1,620	3,586
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(11,706)	(2,881)	(26,896)	(24,902)
Less: Accumulated Depreciation/Amortization on Real Estate Sold— Joint Ventures (b)	—	(5,740)	—	(5,745)

Funds From Operations (“FFO”) (d)	$46,575	$57,496	$127,839	$126,927

Less: Gain from Early Retirement of Debt	(82)	—	(82)	—
Add: Restricted Stock Amortization	2,112	1,727	6,932	5,053
Add: Amortization of Deferred Financing Costs	541	511	1,560	1,421
Add: Depreciation of Corporate F,F&E	343	325	1,000	965
Add: Redemption of Preferred Stock	—	600	—	7,959
Less: Non-Incremental Capital Expenditures	(10,405)	(9,756)	(32,106)	(27,943)
Less: Straight-Line Rent	(2,432)	(1,660)	(6,495)	(4,472)

Funds Available for Distribution (“FAD”) (d)	$36,652	$49,243	$98,648	$109,910

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Nine Months Ended
		Restated(e)		Restated(e)
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders	$21,184	$33,540	$54,709	$70,626

Add: Interest Expense	27,413	25,733	79,106	73,289
Add: Interest Expense Included in Discontinued Operations	29	67	373	195
Add: Depreciation and Amortization of Real Estate	32,449	22,443	86,200	64,390
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	628	2,056	3,886	7,515
Add: Preferred Dividends	2,310	2,344	6,930	12,178
Add: Redemption of Preferred Stock	—	600	—	7,959
Add: Provision for Income Taxes	4,661	2,459	15,989	6,305
Add: Income Allocated to Minority Interest	3,229	5,401	8,320	11,457
Less: Gain from Early Retirement of Debt	(82)	—	(82)	—
Add: Amortization of Deferred Financing Costs	541	511	1,560	1,421
Add: Depreciation of Corporate F,F&E	343	325	1,000	965
Add: Depreciation and Amortization of Real Estate— Joint Ventures (b)	791	2,677	1,620	3,586
Less: Accumulated Depreciation/Amortization on Real Estate
Sold— Joint Ventures (b)	—	(5,740)	—	(5,745)
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(11,706)	(2,881)	(26,896)	(24,902)

EBITDA (d)	$81,790	$89,535	$232,715	$229,239

Add: General and Administrative Expense	15,382	11,190	38,875	28,078
Less: Net Economic Gains	(25,631)	(21,552)	(71,034)	(57,751)
Less: Provision for Income Taxes	(4,661)	(2,459)	(15,989)	(6,305)
Less: Equity in FFO of Joint Ventures (b)	(6,329)	(20,710)	(9,580)	(23,971)

Net Operating Income (“NOI”) (d)	$60,551	$56,004	$174,987	$169,290

Weighted Avg. Number of Shares/Units Outstanding— Basic	49,042	46,996	48,811	46,712
Weighted Avg. Number of Shares/Units Outstanding— Diluted (f)	49,042	47,310	48,811	47,050
Weighted Avg. Number of Shares Outstanding— Basic	42,468	40,450	42,305	40,107
Weighted Avg. Number of Shares Outstanding— Diluted (f)	42,468	40,764	42,305	40,445

Per Share/Unit Data:
FFO:
— Basic	$0.95	$1.22	$2.62	$2.72
— Diluted (f)	$0.95	$1.22	$2.62	$2.70
(Loss) Income from Continuing Operations Less Preferred Stock Dividends Per Weighted Average Common Share Outstanding:
— Basic	$(0.18)	$0.57	$(0.31)	$0.21
— Diluted (f)	$(0.18)	$0.57	$(0.31)	$0.21
Net Income Available to Common Stockholders Per Weighted Average
Common Share Outstanding:
— Basic	$0.50	$0.83	$1.29	$1.76
— Diluted (f)	$0.50	$0.82	$1.29	$1.75
Dividends/Distributions	$0.6950	$0.6850	$2.0850	$2.0550

FFO Payout Ratio	73.2%	56.0%	79.6%	75.6%
FAD Payout Ratio	93.0%	65.4%	103.2%	87.3%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,018,258	$2,831,648
Real Estate Held For Sale, Net	9,611	14,620
Total Assets	2,939,892	2,696,350
Debt	1,787,106	1,584,588
Total Liabilities	1,959,625	1,728,803
Stockholders’ Equity and Minority Interest	$980,267	$967,547

Property Data (end of period):
Total In-Service Properties	846	824
Total Gross Leasable Area (in sq ft)	64,465,249	60,935,403
Occupancy	91.6%	89.5%

a)	Represents the mark to market of an interest rate protection agreement used to hedge a prospective transaction that does not qualify for hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”.
b)	Represents the Company’s share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.
c)	In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.
d)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. Net Economic Gains equal the gain on sale of real estate and the gain on sale of real estate from discontinued operations less accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases as this amortization is included in revenues and FFO) and provision for income taxes/income tax benefit. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus preferred stock redemption costs, minus straight-line rental income, minus provision for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.
e)	In 2004, the Company classified its entire tax provision to income from discontinued operations. Based on a review of its presentation of income taxes under FAS 109, the Company has reconsidered such presentation and determined that the Company’s income tax provision should be allocated between income from continuing operations, income from discontinued operations and gain on sale of real estate. This reclassification does not impact net income available to common stockholders or FFO.
f)	Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the weighted average number of shares/units outstanding — diluted and weighted average number of shares outstanding — diluted are the same as weighted average number of shares/units outstanding — basic and weighted average number of shares outstanding — basic, respectively, as the dilutive effect of stock options and restricted stock was excluded because its inclusion would have been antidilutive to the loss from continuing operations per share.